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                                                                   Exhibit 10.20

                                MASTER AGREEMENT
                                       FOR
                              TRANSITIONAL SERVICES


         This MASTER AGREEMENT FOR TRANSITIONAL SERVICES (the "Agreement"), dated November 26, 2002, is effective as of the Closing, and is by and between GetronicsWang Co. LLC d/b/a Getronics ("Getronics"), a limited liability company formed under the laws of the State of Delaware with a principal place of business at 290 Concord Road, Billerica, MA, 01821, and Getronics Government Solutions, L.L.C. (the "Company"), a limited liability company formed under the laws of the State of Delaware with a principal place of business at 2525 Network Place, Herndon, VA, 20171.

         WHEREAS, Getronics, the Company, DigitalNet Holdings, Inc. ("Holdings"), a corporation formed under the laws of the State of Delaware, and DigitalNet, Inc., ("Purchaser"), a corporation formed under the laws of the State of Delaware with a principal place of business at 6700A Rockledge Drive, Suite 525, Bethesda, MD, 20817 are parties to a Purchase Agreement dated as of September 27, 2002 (the "Purchase Agreement") pursuant to which Purchaser has acquired 100% of the outstanding Membership Interests of the Company from Getronics; and

         WHEREAS, in order to accomplish an orderly and uninterrupted transition in the performance of certain services in connection with the business and operations of the Company, Getronics has agreed to provide certain services to the Company for an interim period following the Closing Date and the Company has agreed to provide certain services to Getronics for an interim period following the Closing Date, and to take certain other actions, as set forth herein;

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein and intending to be legally bound hereby, the parties agree:

1.       DEFINITIONS

         The following terms shall have the following meanings when capitalized herein, unless otherwise specifically indicated. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Purchase Agreement.

         "AFFILIATE" shall mean any person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a party, but only for so long as such control exists.

         "AGREEMENT" shall have the meaning ascribed to it in the preamble.

         "COMPANY" shall have the meaning ascribed to it in the preamble.

         "DEFAULTING PARTY" shall have the meaning ascribed to it in Section 8.2(b).

         "DISCLOSING PARTY" shall have the meaning ascribed to it in Section 6.

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         "EXPIRATION DATE" shall have the meaning ascribed to it in Section
8.1(a).

         "INVOICE" shall have the meaning ascribed to it in Section 3.3(a).

         "GETRONICS" shall have the meaning ascribed to it in the preamble.

         "NOTIFYING PARTY" shall have the meaning ascribed to it in Section 8.2(b).

         "PROJECT MANAGER" shall have the meaning ascribed to it in Section 2.2.

         "PROPRIETARY INFORMATION" shall have the meaning ascribed to it in
Section 6.1.

         "PURCHASE AGREEMENT" shall have the meaning ascribed to it in the preamble.

         "RECIPIENT PARTY" shall mean the party hereunder receiving Transitional Services from the Service Provider pursuant to a Transitional Services Agreement.

         "SERVICE PROVIDER" shall mean the party hereunder (or its designated Affiliate or authorized subcontractor) providing Transitional Services to Recipient Party pursuant to a Transitional Services Agreement.

         "TRAINING REQUEST" shall have the meaning ascribed to it in Section 4.

         "TRANSITIONAL SERVICES" shall mean those services to be provided by Service Provider to Recipient Party summarized in EXHIBIT A hereto and as detailed in the Transitional Services Agreements, attached in EXHIBIT B and EXHIBIT C hereto.

         "TRANSITIONAL SERVICES AGREEMENT" shall have the meaning ascribed to it in Section 2.1.

         "VISITED PARTY" shall have the meaning ascribed to it in Section 6.5.

         "VISITING PARTY" shall have the meaning ascribed to it in Section 6.5.

2.       TRANSITIONAL SERVICES

         2.1 TRANSITIONAL SERVICES AGREEMENTS. During the term of this Agreement, Service Provider shall provide the Transitional Services to Recipient Party as detailed in the agreement for such Transitional Services, attached hereto in EXHIBIT B or EXHIBIT C (each, a "Transitional Services Agreement").

         2.2 PROJECT MANAGERS. Each Transitional Services Agreement designates both a Service Provider employee and a Recipient Party employee as the "Project Managers" for the Transitional Services stipulated in such Transitional Services Agreement. The Project Managers shall be the principal point of contact for the parties for all matters relating to such Transitional Services. Each Project Manager shall have appropriate decision-making authority for its respective party and shall be responsible for such party's monitoring of the status of the Transitional Services stipulated in such Transitional Services Agreement. A Project Manager may be replaced at any time and for any reason by the party that initially appointed such Project Manager and such replacement shall be effective upon delivery of written notice of such

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replacement to the other party.

         2.3 LEVEL OF SERVICES. Service Provider shall deliver Transitional Services at substantially the same quality level at which such services were provided by such party during the period January 1, 2002, through the Closing Date; provided, however, that Recipient Party shall ensure that the physical and technical environment and level of trained personnel at Recipient Party's facilities are substantially the same as that which were present during the period January 1, 2002, through the Closing Date. Notwithstanding the foregoing, Recipient Party may make changes to the physical or technical environment or level of trained personnel at Recipient Party's facilities to the extent such changes do not, in Service Provider's reasonable determination, impact upon Service Provider's ability to deliver the Transitional Services. In the event that Service Provider's ability to deliver the Transitional Services is impacted as a result of any such changes, then Service Provider shall be entitled to propose additional costs to remedy the effect of such changes in accordance with
Section 3.2.

         2.4 COOPERATION. Each party shall cause its employees, and, as appropriate, its Affiliates, to cooperate in good faith and in a professional and workmanlike manner with employees of the other to the extent required for the effective delivery of the Transitional Services.

         2.5 REPORTS. Upon request, Service Provider will be provided data and reports that are generated in Recipient Party's ordinary course of business and that are reasonably necessary for Service Provider to provide the Transitional Services to Recipient Party.

         2.6 THIRD PARTY SERVICES. Upon prior consultation and mutual agreement of the parties, Service Provider shall have the right to engage the services of independent subcontractors to assist in the delivery of Transitional Services contemplated under this Agreement, provided that Service Provider: (a) imposes on such subcontractor the confidentiality obligations specified in Section 6;
(b) adequately supervises the performance of such subcontractor to ensure that the Transitional Services meet, in all respects, the requirements of this Agreement and the applicable Transitional Services Agreement; (c) notifies Recipient Party in the event that the Transitional Services furnished by such subcontractor fail to meet the requirements of this Agreement and/or the applicable Transitional Services Agreement; and (d) shall, in all events, remain liable for its obligations hereunder.

         2.7 NEW OR ADDITIONAL WORK. Neither party shall be bound to accept work outside the scope of the services described in the respective Transitional Services Agreements.

3.       PAYMENTS

         3.1 TRANSITIONAL SERVICES PRICING. Pricing for Transitional Services is set forth in the applicable Transitional Services Agreement for such Transitional Services.

         3.2 ADDITIONAL TRANSITION COSTS. In the event Service Provider anticipates incurring direct incremental costs to provide Transitional Services as a result of: (a) modifications to Service Provider's systems or processes reasonably required to provide Transitional Services or (b) changes to the physical or technical environment or level of trained personnel at Recipient

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Party's facilities, Service Provider shall provide Recipient Party a written notice of the nature and amount of such incremental costs and the Transitional Services to which they relate no less than 90 days prior to incurring such costs (the "Incremental Cost Notice"). Recipient Party shall notify Service Provider in writing within 30 days after receiving the Incremental Cost Notice if Recipient Party determines that it does not wish to incur such costs. In such case, unless the parties otherwise agree, Service Provider may terminate the Transitional Services Agreement to which the incremental costs relate 60 days from the date of the Incremental Cost Notice at no cost or penalty to Service Provider. If, however, Recipient Party does not provide such notice to Service Provider within such 30-day period, then Service Provider shall be entitled to incur such costs specified in the Incremental Cost Notice and invoice Recipient Party for the same in accordance with Section 3.3.

         3.3      INVOICING AND PAYMENT.

                  (a) Unless otherwise provided in a Transitional Services Agreement, within 15 days following the end of each calendar month during the term hereof, the parties shall provide to each other invoices, in form, format and media reasonably acceptable to the parties, totaling all charges incurred by the respective party under each Transitional Services Agreement during such month (each, an "Invoice"). In addition, within 30 days following the Expiration Date of each Transitional Services Agreement, Service Provider of such Transitional Services shall provide to Recipient Party a final Invoice indicating all outstanding charges that are due and payable through such date.

                  (b) All amounts due under each Invoice are payable upon receipt of such Invoice, by check or wire transfer. Invoices not paid in full within 30 days following receipt shall accrue interest after the expiration of such 30-day period at six percent per annum until paid in full. Notwithstanding the foregoing, all Invoices received by the Company in accordance with the terms of this Agreement or a Transitional Services Agreement on or before December 15, 2002, shall be paid in full not later than December 31, 2002, or shall accrue interest at six percent per annum from December 31, 2002, until paid in full.

         3.4 TAXES. The fees payable by the parties pursuant to Sections 3.1,
3.2 and 3.3 are exclusive of any federal, state, municipal or other U.S. or foreign government taxes, duties, excises, tariffs, fees, assessments or levies now or hereinafter imposed on the performance or delivery of Transitional Services. Any taxes (including property taxes), duties, excises, tariffs, fees, assessments or levies imposed on the performance or delivery of Transitional Services, except for taxes on the income of Service Provider, shall be the responsibility of Recipient Party. If a Service Provider pays or incurs any such tax, duty, excise, tariff, fee, assessment or levy, then Service Provider may include such amount on the Invoice to Recipient Party in accordance with Section 3.3, provided that the same is identified expressly on the relevant Invoice.

         3.5 RECORDS. Each party shall keep such full and adequate records as are necessary to determine and verify the accuracy of the charges to be assessed pursuant to this Section 3. Upon five business days' prior written notice, each party shall have access to those books and records reasonably necessary to ascertain the charges under the Transitional Services Agreements, provided, however, that no copies of such books and records may be made absent the other party's express written consent. Such records shall be retained for a period of two years after


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termination of this Agreement pursuant to Section 8.

4.       TRAINING

         Subject to Section 6 below, each party shall allow the other party's employees and consultants reasonable access to such party's relevant facilities and personnel for observation and training purposes. The requesting party shall make such request in writing to the other party no less than 15 business days in advance of the proposed training date and in such written request shall state the nature of the training it seeks, the purpose for such training and the names and titles of the proposed trainees (the "Training Request"). Based upon the Training Request, the party providing the training shall provide the requesting party a written estimate of any costs, fees or expenses that will be charged for such training. In the event that the requesting party proceeds with the training, then the party providing the training shall include all such costs, fees and expenses on the Invoice to the requesting party in accordance with
Section 3.3, provided that the same is identified expressly on the relevant Invoice.

5.       DOCUMENTARY ORDER OF PRECEDENCE

         In the event that any of the documents referenced herein in connection with any Transitional Services are inconsistent with this Agreement or any other document referenced herein, then the order of precedence for such documents in connection with such Transitional Services shall be as follows: (a) the Purchase Agreement; (b) this Agreement; (c) the applicable Transitional Services Agreement; and then (d) the applicable Invoice.

6.       CONFIDENTIALITY AND ACCESS TO FACILITIES

         6.1 PROPRIETARY INFORMATION. Each party agrees and acknowledges that, during the term of this Agreement, the other party may have access to, or a party (the "Disclosing Party") may be required to disclose to the other party (the "Receiving Party"), certain confidential information, data, records, files, archives and other proprietary information, whether oral or written, concerning, among other things, third party materials or the Disclosing Party's inventions, know-how, customer lists, pricing, patent and trade secret information (including methods or concepts utilized therein), software, distribution and general business information (the "Proprietary Information"). Each party further agrees and acknowledges that all Propriety Information of the Disclosing Party or its Affiliates, customers, suppliers or subcontractors generated, produced or stored by Service Provider or any third party in connection with the provision of Transitional Services or the performance of this Agreement shall be the Proprietary Information of the Disclosing Party, and that all information relating to the same and other information related to the historical and current operation of the Disclosing Party is the Proprietary Information of the Disclosing Party. Proprietary Information shall remain the sole property of the Disclosing Party and, except as expressly provided pursuant to a license granted under a Transitional Services Agreement, the other party shall have no interest in or rights with respect to such Proprietary Information.

         6.2 PROTECTION. During the term of this Agreement, and for a period of five years after the date upon which the last Transitional Services Agreement terminates, each party agrees to protect the confidentiality of the other party's Proprietary Information with the same degree of


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care that it utilizes with respect to its own similar confidential and proprietary information, and no less than reasonable care, including agreeing:

                  (a) Not to disclose or permit the disclosure, copy, display, loan, publication, transfer of possession (whether by sale, exchange, gift, operation of law or otherwise) or other dissemination of or access to the Proprietary Information, in whole or in part, in any form whatsoever, to or by any third party without the prior written consent of the Disclosing Party, except that such disclosure or access shall be permitted to an employee or subcontractor requiring access to the Proprietary Information in the course of his or her employment in connection with the subject matter of this Agreement who has signed an agreement obligating such employee or subcontractor to maintain the confidentiality of the Proprietary Information in accordance with the terms of this Agreement.

                  (b) To notify the Disclosing Party promptly and in writing of the circumstances surrounding any suspected possession, use, disclosure or knowledge of the Proprietary Information or any part thereof at any location or by any person or entity other than those authorized by this Agreement and to take further steps as may reasonably be requested by the Disclosing Party to remedy any such possession, use or disclosure. Each party is permitted to make reasonable inquiries concerning the other party's compliance with the provisions of this Section 6.

                  (c) Notwithstanding the foregoing, Proprietary Information which constitutes computer source code shall be kept confidential indefinitely.

         6.3 USE. A party shall not use, nor permit the use of, a Disclosing Party's Proprietary Information for any purpose other than in the performance of its duties hereunder or as otherwise expressly permitted hereunder.

         6.4 EXCEPTIONS. Nothing in this Section 6 shall restrict the parties with respect to confidential information, data, records, files, archives or other proprietary information, whether or not identical or similar to that contained in the Proprietary Information, if such confidential information, data, records, files, archives or other proprietary information: (a) is independently developed by the Receiving Party without reference to the Disclosing Party's Proprietary Information; (b) is or becomes public or available to the general public other than through any act or default of the Receiving Party; (c) is received by the Receiving Party from a third party under no obligation to keep such information confidential; or (d) is required by law to be disclosed; provided, however, that as soon as a reasonably practicable after receiving notice of any such required disclosure and to the extent that it may legally do so, the Receiving Party advises the Disclosing Party of the same, and, prior to making any such disclosure, takes all reasonable actions to assure the confidential handling of the Proprietary Information, or takes such other action as it deems appropriate to protect the Propriety Information.

         6.5 ACCESS TO FACILITIES. When one party (or its employees, Affiliates or authorized subcontractors) (the "Visiting Party") is provided access to the other party's (the "Visited Party's") premises, the Visiting Party shall cause its personnel at such premises to comply with the Visited Party's: (a) safety, security and other rules applicable to those working at the premises and (b) policies concerning access to and security of any premises or computer system


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to which such Visiting Party may have access. Visiting Party's personnel shall use the Visited Party's premises and any equipment, networks, hardware and software provided by the Visited Party solely for purposes directly related to the Transitional Services or training, as applicable, and shall cease use of such items immediately upon completion or termination of the corresponding Transitional Services Agreement. Visiting Party's personnel shall not use the Visited Party's premises at times other than the Visited Party's normal business hours without the prior written consent of an authorized representative of the Visited Party. Visiting Party shall treat all passwords, network access information and information concerning the Visited Party's security systems (physical, electronic and otherwise) as part of the Visited Party's Proprietary Information.

         6.6 RESIDUAL KNOWLEDGE. Nothing contained in this Agreement shall restrict a party from the use of any intangible information, ideas, concepts or techniques of a general nature relating to the Services and retained in the unaided memory of an employee of such party, provided that in doing so such party does not breach its obligations hereunder of non-disclosure and further provided that this right does not represent a license under any patents, copyrights or other intellectual property rights of the other party.

         7.       INDEMNIFICATION

         7.1      INDEMNIFICATION BY GETRONICS.

                  (a) Getronics shall indemnify, defend and hold the Company and its Affiliates harmless from and against any and all losses, liabilities, damages, costs and expenses (including interest, penalties, fines and reasonable attorneys' fees) (collectively, "Losses") arising from third party claims in connection with: (i) the gross negligence or intentional misconduct of Getronics in the performance of, or the failure to perform, any Transitional Services by Getronics as Service Provider; (ii) the material breach by Getronics of any of its obligations hereunder; or (iii) the infringement or misappropriation of any third party trade secret, patent, trademark or copyright in the performance of any Transitional Services by Getronics as Service Provider.

                  (b) If notified promptly in writing of any action brought against the Company or its Affiliates based on a claim described in Section 7.1(a), Getronics shall defend such action at its expense and pay all costs, damages and settlements finally awarded in such action or settlement which are attributable to such claim, except that Getronics shall, upon the Company's request, not assume control of, or if it shall have previously assumed control of, transfer to the Company control of: (i) any claim brought by a Governmental Authority in which such Governmental Authority alleges in writing that the Company or any of its Affiliates committed a criminal offense, or (ii) any claim in which injunctive or equitable relief which could reasonably be expected to have a material adverse effect on the business of the Company or any of its Affiliates is sought. Except as provided for in the immediately preceding sentence, Getronics shall have sole control of the defense of any such action and all negotiations for its settlement or compromise, provided such settlement or compromise includes an unconditional release of the Company and its Affiliates from all liability with respect to such claim in form and substance reasonably satisfactory to the Company, and provided that such settlement or compromise does not adversely affect the ability of the Company and its Affiliates to own and operate the Company business. The Company shall have the right to be informed and consulted with respect

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to the negotiation, settlement or defense of such claim. The Company shall reasonably cooperate with Getronics in the defense of such claim, and may be represented, at the Company's expense, by counsel of the Company's selection.

         7.2      INDEMNIFICATION BY THE COMPANY.

                  (a) The Company shall indemnify, defend and hold Getronics and its Affiliates harmless from and against any and all Losses arising from third party claims in connection with: (i) the gross negligence or intentional misconduct of the Company in the performance of, or the failure to perform, any Transitional Services by the Company as Service Provider; (ii) the material breach by the Company of any of its obligations hereunder; or (iii) the infringement or misappropriation of any third party trade secret, patent, trademark or copyright in the performance of any Transitional Services by the Company as Service Provider.

                  (b) If notified promptly in writing of any action brought against Getronics based on a claim described in Section 7.2(a) above, the Company shall defend such action at its expense and pay all costs, damages and settlements finally awarded in such action or settlement which are attributable to such claim, except that the Company shall, upon Getronics' request, not assume control of, or if it shall have previously assumed control of, transfer to Getronics control of: (i) any claim brought by a Governmental Authority in which such Governmental Authority alleges in writing that Getronics or any of its Affiliates committed a criminal offense or, (ii) any claim in which injunctive or equitable relief which could reasonably be expected to have a material adverse effect on the business of Getronics or any of its Affiliates is sought. Except as provided for in the immediately preceding sentence, the Company shall have sole control of the defense of any such action and all negotiations for its settlement or compromise, provided such settlement or compromise includes an unconditional release of Getronics and its Affiliates from all liability with respect to such claim in form and substance reasonably satisfactory to Getronics, and provided that such settlement or compromise does not adversely affect the ability of Getronics and its Affiliates to own and operate the Getronics business. Getronics shall have the right to be informed and consulted with respect to the negotiation, settlement or defense of such claim. Getronics shall reasonably cooperate with the Company in the defense of such claim, and may be represented, at Getronics' expense, by counsel of Getronics' selection.

         7.3 INJUNCTIVE RELIEF. Should a party's access to Transitional Services be restricted, encumbered or enjoined by reason of any actual or alleged infringement or misappropriation of a third party's rights or otherwise, Service Provider, at no cost to Recipient Party, promptly will: (a) obtain for Recipient Party the right to continue to use the affected Transitional Services; (b) modify the affected Transitional Services so as to remove the cause of the claim, action or suit (provided that Service Provider's modification will not affect Recipient Party's intended use of the Transitional Services); or (c) replace the Transitional Services with non-infringing services having, in Service Provider's reasonable judgment, at least the same functionality or effect, which service then will be considered Transitional Services hereunder and subject to the provisions of this Agreement. If options (a), (b) or (c) are not reasonably commercially available to Service Provider, or if Service Provider is not able to accomplish option (a), (b) or (c) to Recipient Party's reasonable satisfaction within 30 days from the date that Recipient Party's use of the Transitional Services is restricted, encumbered or enjoined, then either party may terminate the relevant Transitional Services Agreement upon written notice to the other party and

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Recipient Party may require Service Provider to refund any fees already paid for the affected Transitional Services, as set forth in the relevant Transitional Services Agreement.


         7.4 SURVIVAL. All claims by either party for indemnification under
Section 7.1 and 7.2 shall be brought within one year after the event giving rise to the right of indemnification or shall be deemed waived.


8.       TERM AND TERMINATION

         8.1      TRANSITIONAL SERVICES AGREEMENTS.

                  (a) Unless earlier terminated in accordance with the terms of this Agreement or the Transitional Services Agreement, each Transitional Services Agreement shall expire on the date for expiration for such Transitional Services as set forth in the relevant Transitional Services Agreement (the "Expiration Date"). Transitional Services may be extended beyond the Expiration Date if: (i) one party notifies the other in writing no less than 30 days before the Expiration Date that it desires to extend the relevant service period; and
(ii) no later than 10 days prior to the Expiration Date the parties reach mutual, written agreement as to the terms and conditions of the services to be provided and all related issues, including term and pricing.

                  (b) Upon termination or expiration of a Transitional Services Agreement, Service Provider of such Transitional Services shall have no further obligation to provide such Transitional Services. Termination or expiration of any Transitional Services Agreement for any reason shall not relieve any party of any obligations accruing thereunder prior to such termination or expiration. The termination or expiration of any Transitional Services Agreement shall not affect the operation or legal effect of this Agreement or any other Transitional Services Agreement.

         8.2      MASTER AGREEMENT.

                  (a) Unless earlier terminated in accordance with Section 8.2(b), this Agreement shall be in effect from the date hereof until the latest expiration or termination date of the Transitional Services Agreements.

                  (b) This Agreement may be terminated by either party, in whole or in part with respect to one or more Transitional Services Agreements, if the other party (the "Defaulting Party") has materially breached its obligations under this Agreement, including any Transitional Services Agreement, and such Defaulting Party has not cured such default within 30 days following the date on which the other party (the "Notifying Party") has given written notice specifying the facts constituting the default. Notwithstanding the foregoing sentence, this Agreement shall not be terminated due to a default by the Defaulting Party if such default is directly attributable to a breach of this Agreement by the Notifying Party.

                  (c) Upon termination or expiration of this Agreement, in whole or in part, for whatever reason, Service Provider immediately shall cease all work with regard to the terminated or expired Transitional Services and each party promptly shall deliver to the other party all materials and information, including any Propriety Information, supplied by the other party in


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connection with the such terminated Transitional Services.

                  (d) All provisions which are intended, either expressly or by their nature, to survive termination or expiration of this Agreement or any Transitional Services Agreement shall survive any termination or expiration of this Agreement or any Transitional Services Agreement.

9.       COMPLIANCE WITH LAWS

         Each party shall comply with all laws, legislation, rules, regulations and governmental requirements applicable to its performance of its obligations hereunder.

10.      LIMITATION OF LIABILITY

         10.1 NO CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES, SUBCONTRACTORS OR ITS OR THEIR AGENTS, OFFICERS OR EMPLOYEES BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES IN CONNECTION WITH ITS PERFORMANCE UNDER THIS AGREEMENT OR ANY BREACH OF ITS OBLIGATIONS HEREUNDER OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         10.2 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES, SUBCONTRACTORS OR ITS OR THEIR AGENTS, OFFICERS OR EMPLOYEES BE LIABLE FOR ANY DIRECT DAMAGES IN CONNECTION WITH ITS PERFORMANCE UNDER THIS AGREEMENT OR ANY BREACH OF ITS OBLIGATIONS HEREUNDER OR OTHERWISE THAT EXCEED THE SUM OF THE AMOUNT PAID AND THE AMOUNT PAYABLE FOR THE TRANSITIONAL SERVICES THAT RELATE TO THE SUBJECT PERFORMANCE OR BREACH. THE PARTIES ACKNOWLEDGE THAT THE CHARGES FOR THE TRANSITIONAL SERVICES AND RESOURCES PROVIDED HEREUNDER HAVE BEEN ESTABLISHED IN CONTEMPLATION OF THE FOREGOING ALLOCATION OF RISKS.

         10.3 EXCLUSIONS FROM LIMITATION. No limitation as to direct damages arising from any claim relating to personal injury (including death), damage to tangible property or damage resulting from the negligence or willful misconduct of a party is intended hereby. In addition, nothing in this Section 10 shall limit a party's indemnification obligations under Section 7.

11.      LIMITED WARRANTIES

         11.1 SERVICES WARRANTY. Service Provider represents, warrants and covenants that performance of the Transitional Services will be accomplished in a timely, professional and workmanlike manner pursuant to the requirements and specifications set forth in this Agreement and the relevant Transitional Services Agreement. A party's sole and exclusive remedy with respect to a breach of the foregoing warranty is the prompt redelivery by Service Provider of the subject Transitional Services, unless otherwise expressly provided in this Agreement. Neither party shall make any warranty commitment, whether written or oral, on the other party's behalf or in connection with the Transitional Services provided by the other party.

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         11.2 DISCLAIMER OF WARRANTIES. UNLESS OTHERWISE EXPRESSLY PROVIDED
HEREIN OR IN ANY TRANSITIONAL SERVICES AGREEMENT, THE PARTIES EXPRESSLY DISCLAIM ALL EXPRESS OR IMPLIED WARRANTIES ARISING UNDER ANY CONTRACT OR APPLICABLE LAW, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

12.      GENERAL

         12.1 APPLICABLE LAW; JURISDICTION; DISPUTE RESOLUTION. This Agreement and each of the Transitional Services Agreements, including any dispute or controversy arising out of or related to this Agreement or any of the Transitional Services Agreements or the breach hereof or thereof, shall be subject to, governed by, and construed in accordance with, the substantive and procedural laws of the State of Delaware, without reference to its principles of conflict of laws. Any such dispute or controversy which remains unresolved for 20 business days first shall be referred to the chief executive officer of the Company and the officer designated by Getronics to resolve disputes pursuant to this Section 12.1. If these parties are unable to resolve the dispute within 20 days, then the parties may initiate legal proceedings to resolve their dispute. Each period specified in this Section 12.1 for resolution shall commence upon receipt of written notice sent by one party to the other by certified mail, return receipt requested, setting forth the nature of the dispute.

         12.2 FORCE MAJEURE. Neither party shall be liable in any respect for failures to perform hereunder directly resulting from acts of God, acts of terrorism, acts of civil or military authority, fires, floods, epidemics, quarantine restrictions, armed hostilities, riots or other unforeseeable causes beyond the reasonable control and without the fault or negligence of the party so affected.

         12.3 ASSIGNMENT. Without limiting the provisions of Section 2.6, neither party shall assign any of its rights or obligations hereunder, whether by agreement or application of law or otherwise, without the prior written consent of the other party, except that Getronics shall be permitted to assign its rights and obligations to an Affiliate. Notwithstanding any other provision hereof to the contrary, the Company may assign any or all of its rights hereunder to any of its lenders as collateral security. Any assignment in violation of this Section 12.3 shall be deemed void and of no effect. A reference to any party to this Agreement or any other agreement or document shall include such party's permitted successors and permitted assigns.

         12.4 RELATIONSHIP OF THE PARTIES. The parties shall for all purposes be considered independent contractors with respect to each other, and neither shall be considered an employee, employer, agent, principal or partner of the other.

         12.5 NO SOLICITATION OR HIRING OF EMPLOYEES. Except as provided by law, or unless otherwise agreed in writing by the parties, for a period of one year after the expiration or termination of a Transitional Services Agreement, neither party shall hire or solicit for hire any employee of the other party who had been engaged directly in the performance of such Transitional Services.


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         12.6 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Purchase
Agreement and the Transitional Services Agreements constitute the entire agreement between Getronics and the Company with respect to the subject matter hereof. No oral statement of any Person shall in any manner modify or otherwise affect the terms and provisions of this Agreement or any of the Transitional Services Agreements. Neither this Agreement nor any of the Transitional Services Agreements may be amended, altered or changed except by a written agreement signed by each of the parties hereto.

         12.7 NO WAIVER. No delay or omission on the part of either party to this Agreement in requiring performance by the other party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right or rights hereunder; and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right, or of any right or remedy under this Agreement, on any future occasion.

         12.8 RIGHTS AND REMEDIES. All rights and remedies of either party hereunder shall be cumulative and may be exercised singularly or concurrently.

         12.9 NOTICES. Any notice, request, instruction or other document to be given hereunder by one party to the other shall be in writing and shall be deemed given when delivered personally, upon receipt of transmission confirmation (with a confirming copy sent by overnight courier) if sent by facsimile or like transmission and on the next business day when sent by Federal Express, United Parcel Service, Express Mail or other reputable overnight courier, as follows:

         If to Getronics:

         Kevin Roche
         Country Manager, North America
         290 Concord Road
         Billerica, MA 01821
         Fax: 978-625-3066

         WITH A COPY TO:

         Steven E. Boyce
         Vice President and General Counsel
         290 Concord Road
         Billerica, MA 01821
         Fax: 978-625-4213

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

         If to the Company:

         DigitalNet, Inc.
         6700-A Rockledge Drive
         Suite 525
         Bethesda, MD   20817
         Attn:  Jack Pearlstein
         Fax: 301-530-5023


         WITH COPIES TO:


          GTCR Golder Rauner, LLC
          6100 Sears Tower
          Chicago, IL  60606-6402
          Attn: Philip Canfield
          Fax:  312-575-3211

          and

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, IL  60601
          Attn:  Stephen L. Ritchie
          Fax: 312-861-2200


or to such other persons or addresses as may be designated in writing by the party to receive such notice. Nothing in this Section 12.9 shall be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including Litigation arising out of or in connection with this Agreement), which service shall be effected as required by applicable Law.

         12.10 SECTION HEADINGS. Section headings are for descriptive purposes only and shall not control or alter the meaning of this Agreement.

         12.11 INTERPRETATION. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

         12.12 SEVERABILITY. If any provision of this Agreement shall for any reason be held illegal or unenforceable, such provision shall be deemed separable from the remaining provisions of this Agreement and shall in no way affect or impair the validity or enforceability of the remaining provisions of this Agreement.

         12.13 JOINT WORK PRODUCT. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption


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

or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         12.14 COUNTERPARTS. This Agreement and each of the Transitional Services Agreements may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]


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

         IN WITNESS WHEREOF, Getronics and the Company have duly executed this Master Agreement for Transitional Services as of the day and year first above written.


GETRONICSWANG CO. LLC                          GETRONICS GOVERNMENT
                                               SOLUTIONS, L.L.C.



By:      /s/ JAMES B. WALPOLE                  By: /s/ JACK PEARLSTEIN
          -------------------------                ---------------------

Name:   James B. Walpole                       Name:  Jack Pearlstein
Title:  Vice President Corporate               Title: Senior Vice President
        Development & Strategic Initiatives


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